Registration No. 333-

As filed with the Securities and Exchange Commission October 1, 2024

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Capital Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	52-2083046
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2275 Research Boulevard, Suite 600, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Capital Bancorp, Inc. 2017 Stock and Incentive Compensation Plan
(Full title of the plan)

Edward F. Barry
Chief Executive Officer
2275 Research Boulevard, Suite 600,
Rockville, Maryland 20850
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

James J. Barresi, Esq.
Squire Patton Boggs (US) LLP
201 E. Fourth St., Suite 1900
Cincinnati, Ohio 45202
Telephone: (513) 361-1200

Indicate by check mark whether the registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting Registrant. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting Registrant)	Smaller reporting Registrant ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE
REGISTRATION OF ADDITIONAL SHARES

On March 27, 2024, Capital Bancorp, Inc. (“CBNK”), and Integrated Financial Holdings, Inc. (“IFH”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) pursuant to which IFH would merge with and into CBNK (the “merger”).  The Merger Agreement provided that, at the effective time of the merger, each option granted by IFH to purchase shares of IFH common stock under an IFH stock plan, whether vested or unvested, that was outstanding and unexercised immediately prior to the effective time would be assumed by CBNK and converted into an option to purchase CBNK common stock (a “Substitute Stock Option”) under the Capital Bancorp, Inc. 2017 Stock and Incentive Compensation Plan, as amended (the “Plan”).  The merger became effective on October 1, 2024.

Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (the “Registration Statement”) is being filed in order to register an additional 171,687 shares (the “Additional Securities”) of common stock, par value $0. 01 per share (“Common Stock”), of CBNK that may be issued upon the exercise of Substitute Stock Options under the Plan, which Additional Securities are securities of the same class and relate to the same employee benefit plan as those shares registered on the Registrant’s registration statements on Form S-8 previously filed by the Company with the Securities and Exchange Commission (the “SEC”) on November 9, 2023 (File No. 333-275428) (the “2023 Registration Statement”).

Pursuant to General Instruction E, the Company has filed only a facing page, all required opinions and consents, the signature page, and any information required in this Registration Statement that was not in the 2023 Registration Statement. This Registration Statement hereby incorporates by reference the contents of the 2023 Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), are hereby incorporated by reference in this Registration Statement:

●	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024;
●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024, filed with the SEC on May 10, 2024 and August 9, 2024, respectively;
●
Our Current Reports on Form 8-K filed with the SEC on January 22, 2024, January 30, 2024, March 28, 2024, April 1, 2024, April 22, 2024, May 17, 2024, June 26, 2024, July 8, 2024, July 10, 2024, July 22, 2024, July 25, 2024, August 16, 2024, September 5, 2024, and October 1, 2024.

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 2, 2024; and
●
The description of the Company’s common stock contained in the Registrant’s Form 8-A (File No. 001-38671), as filed with the Commission on September 21, 2018, including any amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold, are deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference into this Registration Statement. Notwithstanding the foregoing, no report of the Compensation Committee of the Board of Directors of the Company, no Report of the Audit Committee of the Board of Directors of the Company and no performance graph included in any Proxy Statement or Information Statement filed pursuant to Section 14 of the Exchange Act shall be deemed to be incorporated herein by reference, and to the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is “furnished” to, rather than “filed” with, the SEC, such information or exhibit is specifically not incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein or deemed to be a part of this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or deemed to be a part of this Registration Statement modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

Exhibit Number	DESCRIPTION

4.1	Amended and Restated Articles of Incorporation of Capital Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed May 23, 2023)
4.2	Amended and Restated Bylaws of Capital Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed May 23, 2023)
4.3	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form S-1/A filed on September 17, 2018)
5.1*	Opinion of Squire Patton Boggs (US) LLP as to validity of the securities being registered
23.1*	Consent of Squire Patton Boggs (US) LLP (contained in Exhibit 5.1 hereto)
23.2*	Consent of Elliott Davis, PLLC
24.1*	Power of Attorney (included on signature pages to this registration statement).
99.1	Capital Bancorp, Inc. Amended and Restated 2017 Stock and Incentive Compensation Plan (incorporated by reference to Exhibit 10.1 of the Company’s Form 8-K filed with the SEC on November 17, 2023)
107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rockville, state of Maryland, on October 1, 2024.

Capital Bancorp, Inc.

By:	/s/ Edward F. Barry
Edward F. Barry
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Edward F. Barry and Dominic Canuso, and each of them, as his true and lawful attorney-in-fact and agent, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorney-in fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-8 has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature and Title	Date

/s/ Edward F. Barry	October 1, 2024
Edward F. Barry, Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Dominic Canuso	October 1, 2024
Dominic Canuso, Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)

/s/ Stephen J. Schwartz	October 1, 2024
Stephen J. Schwartz, Chairman of the Board

/s/ Jerome R. Bailey	October 1, 2024
Jerome R. Bailey, Director

/s/ Joshua Bernstein	October 1, 2024
Joshua Bernstein, Director

/s/ C. Scott Brannan	October 1, 2024
C. Scott Brannan, Director

/s/ Scot R. Browning	October 1, 2024
Scot R. Browning, Director

/s/ Fred J. Lewis	October 1, 2024
Fred J. Lewis, Director

/s/ Randall. J. Levitt	October 1, 2024
Randall. J. Levitt, Director

/s/ Mary Ann Scully	October 1, 2024
Mary Ann Scully, Director

/s/ Deborah Ratner Salzberg	October 1, 2024
Deborah Ratner Salzberg, Director

/s/ James F. Whalen	October 1, 2024
James F. Whalen, Director

/s/ Marc McConnell	October 1, 2024
Marc McConnell, Director